UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2005

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

4080 Jenkins Road		37421
Chattanooga, Tennessee		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (423) 510-3000,

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

        On Wednesday, March 30, 2005, U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), issued a press release and held a conference call announcing its expectations for financial and operating results for the first quarter. Copies of the press release and the conference call transcript are attached to this report as Exhibits 99.1 and 99.2, respectively.

        The information contained in this report and in the exhibits to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information contained in this report and the exhibits hereto is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that such information is material investor information that is not otherwise publicly available.

        The information in the exhibits to this report may contain certain statements that may be considered “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future,” and terms or phrases of similar substance. In this press release, these statements include, without limitation, statements relating to our anticipated revenues and loss per share for the first quarter of 2005; expected fuel cost impact for the first quarter of 2005, expected revenue per loaded mile for our truckload segment for the first quarter of 2005; the anticipated operating loss of our Xpress Global segment for the first quarter of 2005; expected improvements in the results of our Xpress Global segment as the result of management changes and initiatives to reduce costs and improve margins; anticipated improvement in freight demand and our results of operations throughout the remainder of 2005 as a result of seasonal patterns and favorable industry fundamentals, such as a strong economy and limited tractor capacity; our ability to obtain rate increases and utilization improvements and execute our strategy of allocating truckload assets to more profitable areas of our truckload business; and the expected positive contribution of Arnold Transportation to our results for the first quarter of 2005. The following factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements: the risk that a seasonal upturn in freight volumes and pricing does not occur; the risk that we will be unable to obtain the level of rate increases that we expect regardless of increased freight volumes; the risk that our perception of industry fundamentals is incorrect; the risk that the actions we have taken to increase margins and reduce costs in our Xpress Global segment will not be effective; further increases in the compensation of or difficulty in attracting and retaining qualified drivers and independent contractors; further fluctuations in the price or availability of diesel fuel or in surcharge collection; recessionary economic cycles and downturns in customers’ business cycles; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; strikes, work slow downs, or work stoppages at our facilities or at customers, ports, or other shipping related facilities; increases in interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; elevated experience in the frequency and severity of claims relating to accident, cargo, workers’ compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers and new emissions control regulations; our ability to execute our business strategy; our ability to grow our revenue at historical rates; the loss of one of our senior officers; our ability to finance revenue equipment purchases and other capital requirements, and to do so on acceptable terms; the risk that our substantial indebtedness and operating lease obligations could adversely impact our ability to respond to changes in our industry or business, or that we could be unable to comply with the restrictive and financial covenants contained therein; the risk that railroad service instability could increase our costs and reduce our ability to offer expedited intermodal rail service; and our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with our various disclosures in filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Item 9.01       Financial Statements and Exhibits

             (c)          Exhibits.

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION
99.1	Press release dated March 30, 2005
99.2	Transcript of U.S. Xpress Enterprises, Inc. conference call discussing first quarter financial and operating expectations

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005	U.S. Xpress Enterprises, Inc. BY: /S/ Ray M. Harlin —————————————— Ray M. Harlin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                         Description

99.1	Press release dated March 30, 2005
99.2	Transcript of U.S. Xpress Enterprises, Inc. conference call discussing first quarter financial and operating expectations